SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       FIRST TRUST EXCHANGE-TRADED FUND V
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                            See Exhibit 1
----------------------------------------   -------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


120 East Liberty Drive, Suite 400, Wheaton, Illinois         60187
----------------------------------------------------   ------------------
      (Address of Principal Executive Offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                    NAME OF EACH EXCHANGE
             TITLE OF EACH CLASS                     ON WHICH EACH CLASS
             TO BE SO REGISTERED                     IS TO BE REGISTERED

    Common Shares of Beneficial Interest,              NYSE Arca, Inc.
          $.01 par value per share,
                      of
     First Trust Managed Futures Strategy
    Fund (formerly First Trust Morningstar
        Managed Futures Strategy Fund)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-181507.


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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
               --------------------------------------------------
                      TITLE OF EACH CLASS TO BE REGISTERED



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the "Shares"), of the First Trust Managed Futures Strategy Fund (formerly First Trust Morningstar Managed Futures Strategy
Fund), a series of the First Trust Exchange-Traded Fund V (the "Registrant"). This amendment is being filed in connection with a change to the name and investment strategy of the First Trust Morningstar Managed Futures Strategy Fund. Upon the effectiveness of the Registration Statement referenced below, the First Trust Morningstar Managed Futures Strategy Fund will be known as the First Trust Managed Futures Strategy Fund. The Trust has filed an amendment to its application for listing of the Shares of the Funds which has been approved by NYSE Arca, Inc. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-181507 and 811-22709), filed with the Securities and Exchange Commission on June 28, 2019. Such description is incorporated by reference herein.

ITEM 2.  EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.


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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         FIRST TRUST EXCHANGE-TRADED FUND V



                                         By: /s/ W. Scott Jardine
                                             -----------------------------------
                                                 W. Scott Jardine, Secretary

July 2, 2019


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                                   Exhibit 1

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                    FUND                      I.R.S. EMPLOYER IDENTIFICATION NO.
--------------------------------------------  ----------------------------------
First Trust Managed Futures Strategy Fund                 90-0988648